Exhibit 1.1

12,500,000 shares

First Advantage Corporation

Common Stock

UNDERWRITING AGREEMENT

August 10, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

A certain stockholder of First Advantage Corporation, a Delaware corporation (the “Company”), named in Schedule I attached hereto (the “Selling Stockholder”) proposes to sell to J.P. Morgan Securities LLC (the “Underwriter”) an aggregate of 12,500,000 shares (the “Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholder by the Underwriter.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 (File No. 333-298190) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Company to the Underwriter. As used in this Agreement:

(i) “Applicable Time” means 4:40 P.M. (New York City time) on August 10, 2026;

(ii) “Effective Date” means the date and time as of which such registration statement became, or is deemed to have become, effective by the Commission in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

(iv) “Base Prospectus” means the prospectus relating to the Stock included in such registration statement filed with the Commission;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the Base Prospectus, together with the information included in Schedule III hereto, if any, and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Stock as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Base Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the Base Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Base Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Base Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in the Base Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Base Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) The Company has not engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the consent of the Underwriter, with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule V hereto.

(c) Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Delivery Date.

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Base Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Base Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f) The Prospectus will not, as of its date or as of the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g) The documents incorporated by reference in the Base Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i) Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(j) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule V hereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f). Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Stock will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule IV hereto.

(l) The Company and each of its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Significant Subsidiary”) have been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.

(m) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Base Prospectus and the Prospectus as of the date or dates set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right other than those that have been waived. All of the issued shares of capital stock or other ownership interest of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) The shares of Stock to be sold by the Selling Stockholder to the Underwriter hereunder will be sold in compliance with federal and state securities laws.

(o) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(p) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(q) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as have previously been obtained, (ii) the registration of the Stock under the Securities Act, and (iii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Stock by the Underwriter, and (iv) as would not reasonably be expected to have a Material Adverse Effect or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

(r) The historical financial statements (including the related notes and any supporting schedules) included or incorporated by reference in the Base Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. All disclosures contained or incorporated by reference in the Base Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The Base Prospectus includes all financial statements required to be included in the Registration Statement by Regulation S-X under the Securities Act and no additional financial statements are required to be included in the Prospectus or Registration Statement.

(s) Any pro forma financial statements included or incorporated by reference in the Base Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Base Prospectus. Any pro forma financial statements included or incorporated by reference in the Base Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(t) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Base Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Base Prospectus.

(u) The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and each of its subsidiaries, taken as a whole, maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the Audit Committee of the board of directors of the Company, the Company is not aware of any material weaknesses in the Company’s internal controls.

(v) The Company, on a consolidated basis, maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to provide reasonable assurances that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(w) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(x) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(y) Except as described in the Base Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, neither the Company nor any of its subsidiaries, taken as a whole, has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business, or (iv) declared or paid any dividend on its capital stock, and since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the properties, management, financial position or results of operations, or business of the Company and its subsidiaries taken as a whole.

(z) The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Base Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Base Prospectus. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the Base Prospectus. Neither the Company nor any of its subsidiaries has received notice of any revocation, non-renewal or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, in each case which, singly or in the aggregate, as a result of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(aa) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have good and marketable title in fee simple or good and valid leasehold title, as applicable, to all real property owned or leased by the Company and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Base Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(bb) Except as described in the Base Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

(cc) There are no contracts or other documents required under the Securities Act to be described in the Registration Statement or the Base Prospectus or filed as exhibits to the Registration Statement that are not described in all material respects and filed as required. The statements made in the Base Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(dd) The Company and each of its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged. (A) All policies of insurance of the Company and its subsidiaries are in full force and effect; (B) the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and (C) (i) neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (ii) neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except, with respect to clauses (A), (C)(i) and (C)(ii), as would not reasonably be expected to have a Material Adverse Effect.

(ee) Except as described in the Base Prospectus, no material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described under the Securities Act in the Base Prospectus which is not so described.

(ff) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii), and (iv) above, for such defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Except as described in the Base Prospectus, (i) there are no proceedings that are pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any applicable laws, regulations, ordinances, rules, orders, judgments, decrees or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution or the protection of the environment or natural resources, including without any limitation relating to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) neither the Company nor any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws (including without limitation those concerning hazardous or toxic substances or wastes, pollutants or contaminants) that would reasonably be expected to have a Material Adverse Effect, and (iii) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(ii) Except where any failure to file or pay any tax deficiencies that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, including any interest, additions to tax, or penalties applicable thereto, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company or any of its subsidiaries.

(jj) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the Pension Benefit Guaranty Corporation (“PBGC”) or the Plan administrator of the notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status

(within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in each case with respect to the events or conditions set forth in (i) through (v) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) The statistical and market-related data included in the Base Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Base Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(ll) Neither the Company nor any of its subsidiaries is, and as of the Delivery Date none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(mm) The statements set forth in the Base Prospectus under the caption “Description of Capital Stock,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(nn) Except as described in the Base Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(oo) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(pp) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(qq) The Company and its controlled affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(rr) The Stock has been registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on The Nasdaq Global Select Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Stock under the Exchange Act or the delisting of the Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, the Company is in compliance with all material applicable listing requirements of Nasdaq.

(ss) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock by the Selling Stockholder, will not distribute any offering material in connection with the offering and sale of the Stock by the Selling Stockholder other than the Base Prospectus, the Prospectus, and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(k) or 6(a)(vi).

(tt) Neither the Company nor any of its subsidiaries, any director or officer, nor, to the knowledge of the Company, any controlled affiliates, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company and its subsidiaries have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(uu) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering laws, rules, and regulations of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) Neither the Company nor any of its subsidiaries, any director, officer, nor, to the knowledge of the Company, controlled affiliate, agent, or employee of the Company or any of its subsidiaries is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department and the U.S. Department of State, the United Nations Security Council, the European Union, the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) organized or ordinarily resident in a country or territory that is the subject or target of Sanctions (currently, Cuba, Iran, North Korea, Syria (until July 1, 2025), the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic). The Company and each of its subsidiaries have not knowingly, since April 24, 2019, engaged in, are not now engaged in, and will not engage in, in violation of Sanctions, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(ww) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company’s and its subsidiaries’ computers, systems, servers, networks, hardware, software, websites, applications, and databases and other information technology assets and equipment used in connection with the operation of their respective businesses (collectively, “IT Systems”) are adequate for and function and perform as required for the operation of their businesses as currently conducted; (ii) the Company and its subsidiaries have taken all technical and organizational measures necessary to protect the IT Systems and Personal Data (as defined below) used in connection with the operation of the businesses of the Company and each of its subsidiaries as currently conducted, and to the knowledge of the Company, the IT Systems are free and clear of all viruses, worms, drop-dead devices, bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, and have not experienced any material malfunctions or outages; (iii) the Company and its subsidiaries have implemented and maintain reasonable controls, policies, procedures, and safeguards designed to comply with all Privacy Laws, Obligations and Policies (as defined below) and to protect their confidential information and preserve the integrity, confidentiality, continuous operation, redundancy and security of all IT Systems and data (including “personal data” as defined by the EU General Data Protection Regulations (“GDPR”) (EU 2016 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses; (iv) there have been no data breaches or other security incidents related to any IT Systems, including any that resulted in any unauthorized acquisition, access, use, misappropriation, exfiltration, disclosure, modification or corruption of any data, including Personal Data, stored or contained therein or transmitted thereby, or that resulted in the exertion of third-party control over any of the IT Systems; and (v) the Company and its subsidiaries have been, and are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal and external-facing policies and all contractual obligations, in each case, relating to the privacy or security of IT Systems or Personal Data or to the use, transfer, export, storage, protection, disposal or other processing of such Personal Data (collectively, “Privacy Laws, Obligations and Policies”).

(xx) Except as would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company, the execution, delivery and performance of this Agreement will not result in a breach of or violation of, any Privacy Laws, Obligations and Policies; (ii) neither the Company nor any of its subsidiaries (A) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Privacy Laws, Obligations and Policies or (B) is aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws, Obligations and Polices; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance by the Company or any of its subsidiaries with any Privacy Laws, Obligations and Policies.

(yy) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess valid and enforceable rights to use any and all patents, inventions, copyrights, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems and procedures, trademarks, service marks, trade names, domain names, and other worldwide intellectual property and similar proprietary rights (including any and all registrations and applications for registration of, and goodwill associated with, any of the foregoing and such rights in software, data, databases and technology) (collectively, “Intellectual Property”), in each case, used or held for use in, or necessary to carry on the conduct of their respective businesses as currently conducted, (ii) to the Company’s knowledge, no Intellectual Property owned by the Company or any of its subsidiaries has been infringed, misappropriated or otherwise violated by any person, (iii) all Intellectual Property owned by the Company or any of its subsidiaries is solely and exclusively owned by the Company or one of its subsidiaries, in each case, free and clear of all liens and encumbrances (other than (x) liens securing the obligations under the credit agreement and (y) non-exclusive licenses granted in the ordinary course of business) and, to the knowledge of the Company, all registrations of Intellectual Property owned by the Company and its subsidiaries are valid and enforceable, (iv) the Company and its subsidiaries have taken reasonable steps to maintain the confidentiality of all trade secrets and other confidential information owned or held by them, of which the value is contingent upon maintaining the confidentiality thereof, (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any person and (vi) there is no pending or, to the Company’s knowledge, threatened claim alleging infringement, misappropriation or other violation by the Company or any of its subsidiaries of any Intellectual Property of any person, or challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by Company or any of its subsidiaries.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:

(a) The Selling Stockholder, if an entity, has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, public agency, or a limited partnership, as the case may be, in good standing in its jurisdiction of formation or existence, as applicable.

(b) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Stock.

(c) The Selling Stockholder has, and immediately prior to the Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have, good and marketable title to the shares of Stock to be sold by the Selling Stockholder hereunder on the Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims.

(d) Upon payment for the Stock to be sold by the Selling Stockholder, delivery of such Stock, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriter (i) DTC will acquire good and marketable title to the Stock free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, (ii) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (iii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Stock, and (iv) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be successfully asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(e) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(f) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(g) All information furnished to the Company or the Underwriter by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus is, and on the Delivery Date will be, true, correct and complete in all material respects, and did not, as of the Applicable Time, and on the Delivery Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information furnished consists of the name of the Selling Stockholder, the number of offered shares and the address and other information with respect to the Selling Stockholder (excluding percentages) which appears in the Registration Statement, the Prospectus, and the Pricing Disclosure Package in the table (and corresponding footnotes) under the caption “Selling Stockholder” (collectively, the “Selling Stockholder Information”).

(h) The sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement, and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder (if an entity), or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except, in the case of clauses (i) and (iii), where such conflict, breach, violation or default, in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to perform its obligations hereunder.

(i) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the issue and sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement, and the consummation by the Selling Stockholder of the transactions contemplated hereby, except (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as have already been obtained, (ii) the registration of the Stock under the Securities Act, (iii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the rules and regulations of FINRA, the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriter and (iv) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to perform its obligations hereunder.

(j) The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of Stock.

(k) The Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person participating in the transaction whether as an underwriter, advisor, investor or otherwise of Sanctions.

(l) There are no affiliations or associations between any member of FINRA “participating in the offering” and the Selling Stockholder, and none of the proceeds received by the Selling Stockholder from the sale of the Stock to be sold by the Selling Stockholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed to be a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.

3. Purchase of the Stock by the Underwriter. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell the number of shares of the Stock set forth opposite its name in Schedule I hereto to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder the number of shares of the Stock so set forth opposite the Selling Stockholder’s name in Schedule I hereto.

The purchase price payable by the Underwriter for the Stock is $22.015 per share.

The Selling Stockholder is not obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all the Stock to be purchased on the Delivery Date as provided herein.

4. Offering of Stock by the Underwriter. Upon authorization by the Underwriter of the release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date”. Delivery of the Stock shall be made to the Underwriter against payment by the Underwriter and of the respective aggregate purchase prices of the Stock being sold by the Selling Stockholder to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Selling Stockholder shall deliver the Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

6. Further Agreements of the Company and the Underwriter.

(a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; except as provided herein, to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date to which the Underwriter reasonably objects by written notice to the Company in a timely manner; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) the Base Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Base Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing.

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Base Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) To make generally available (which may be satisfied by filing with EDGAR) to the Company’s security holders and to the Underwriter as soon as reasonably practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(ix) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file, submit or cause to be submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, or (D) publicly disclose the intention to do any of the foregoing, in each case other than (i) the shares of Stock to be sold hereunder by the Selling Stockholder, (ii) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans described in the Registration Statement, Prospectus, or Pricing Disclosure Package, (iii) shares of Common Stock issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement described in the Registration Statement, Prospectus, or Pricing Disclosure Package, (iv) any options or other awards (including without limitation, restricted stock or restricted stock units), or the shares of Common Stock issued with respect to, or upon the exercise or settlement of, such options and other awards, existing as of the Delivery Date or otherwise granted under the Company’s equity plans described in the Registration Statement, Prospectus, or Pricing Disclosure Package, (v) the filing of a registration statement on Form S-8, and the issuance of securities registered thereunder, relating to any benefit plans or arrangements disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (vi) [reserved], (vii) the issuance of shares of Common Stock in connection with the acquisition of the assets of, or a majority of controlling portion of the equity of, or a business combination or a joint venture with, another entity in connection with such business combination or such acquisition by the Company or any of its subsidiaries of such entity, (viii) any issuance of shares of Common Stock (including without limitation, restricted stock or restricted stock awards) in connection with joint ventures, commercial relationships or other strategic transactions and (ix) any confidential submissions of any registration statement, including any amendments thereto; provided that the aggregate number of shares issued or issuable pursuant to clauses (vii) and (viii) does not exceed 10% of the number of shares of Common Stock outstanding immediately after the offering of the Stock pursuant to this Agreement and prior to such issuance, each recipient of any such securities shall execute and deliver to the Underwriter an agreement substantially in the form of Exhibit A hereto, without the prior written consent of the Underwriter, and to cause the stockholder of the Company set forth on Schedule II hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) [Reserved.]

(xii) [Reserved.]

(xiii) [Reserved.]

(xiv) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Underwriter of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xv) The Company and its controlled affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(b) The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:

(a) On or prior to the date of this Agreement, the Selling Stockholder shall have delivered to the Underwriter a duly executed Lock-Up Agreement in the form of Exhibit A hereto.

(b) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock.

(c) To deliver to the Underwriter prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-9.

(d) The Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all reasonable expenses, costs, and fees and all taxes incident to and in connection with (a) the sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriter in an amount that is not greater than $20,000); (f) the listing of the Stock on The Nasdaq Global Select Market; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum in an amount not to exceed $7,500 (including related fees and expenses of counsel to the Underwriter); (h) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with the road show (it being agreed that the remaining 50% of the cost of such aircraft shall be paid by the Underwriter); and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the resale of the Stock by them and the expenses of advertising any offering of the Stock made by the Underwriter. The Selling Stockholder agrees to pay all underwriting discounts and commissions in connection with the sale of the Stock.

9. Conditions of Underwriter’s Obligations.

(a) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, including any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus or the Pricing Disclosure Package, in light of the circumstances under which such statements were made) not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Simpson Thacher & Bartlett LLP shall have furnished to the Underwriter its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(e) Simpson Thacher & Bartlett LLP shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(f) The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion and negative assurance letter, dated the Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Base Prospectus, as of a date not more than two business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Underwriter may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects (or, where such representations and warranties are already qualified as to materiality, in all respects) on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 9(k) (provided that no representation with respect to the judgment of the Underwriter need be made) and Section 9(l).

(j) The Selling Stockholder shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct in all material respects (or, where such representations and warranties are already qualified as to materiality, in all respects) on and as of the Delivery Date and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

(k) Except as described in the Base Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case with respect to clauses (i) through (iv), as to make it, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) [Reserved.]

(o) The Lock-Up Agreements between the Underwriter and the Selling Stockholder of the Company set forth on Schedule II, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

(p) The Underwriter shall have received (i) on and as of the date hereof and (ii) on and as of the Delivery Date, as the case may be, a certificate of the Chief Financial Officer of the Company in a form reasonably satisfactory to the Underwriter.

(q) On or prior to the Delivery Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Base Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act)

used or referred to by the Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”); or (ii) the omission or alleged omission to state in the Base Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such affiliate, director, officer, employee or controlling person within 45 days of demand for any legal or other expenses reasonably incurred and documented by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) The Selling Stockholder shall indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) or (ii) the omission or alleged omission to state in the Base Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its affiliates, directors, officers and employees and each such controlling person within 45 days of demand for any legal or other expenses reasonably incurred and documented by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that the indemnity set forth in this paragraph 10(b) applies solely to the Selling Stockholder’s Selling Stockholder Information furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement,

Prospectus, Pricing Disclosure Package, and each Issuer Free Writing Prospectus, as applicable. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Stock purchased under this Agreement received by the Selling Stockholder, net of underwriting discounts but before expenses (the “Selling Stockholder Proceeds”) less any amounts the Selling Stockholder is obligated to contribute under the indemnity provision in this paragraph and the contribution provisions under paragraph (e) of this Section 10. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to the Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c) The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in the Base Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, the Selling Stockholder or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Underwriter (in the case of counsel representing the Underwriter or its related persons)). No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the provisions of Section 10(d). Notwithstanding the provisions of this Section 10(e), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), the Selling Stockholder’s obligations to contribute any amount under this paragraph (e) are limited in the manner and to the extent set forth in paragraph 10(b) and in no event shall the aggregate liability of the Selling Stockholder under paragraph 10(b) and this paragraph (e) exceed the Selling Stockholder’s Selling Stockholder Proceeds limit set forth in paragraph 10(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Underwriter confirms and the Company and the Selling Stockholder acknowledge and agree that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession figure and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the Base Prospectus and the Prospectus constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Base Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Underwriter, if it is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter, if it is a Covered Entity, or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights would be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) and 9(n) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

13. Reimbursement of Underwriter’s Expenses. If (a) any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter for any reason, or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

14. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by the Underwriter’s investment banking division. The Company and the Selling Stockholder acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Company and the Selling Stockholder acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (a) no fiduciary or agency relationship between the Company, Selling Stockholder and any other person, on the one hand, and the Underwriter, on the other hand, exists; (b) the Underwriter is not acting as an advisor, expert or otherwise and is not providing a recommendation or investment advice, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriter may have to the Company or Selling Stockholder shall be limited to those duties and obligations specifically stated herein; (d) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Stockholder; and (e) does not constitute a solicitation of any action by the Underwriter. The Company and the Selling Stockholder hereby (x) waive any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriter with respect to any entity or natural person. Each of the Company and the Selling Stockholder has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

16. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358), Attention: Equity Syndicate Desk, with a copy to the Legal Department.

(b) if to the Company or SLP Fastball Aggregator, L.P., shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Bret T. Jardine, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Ken Wallach and Hui Lin.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given by the Underwriter, and the Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given by the Selling Stockholder.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholder and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20. Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

21. Waiver of Jury Trial. The Company, the Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FIRST ADVANTAGE CORPORATION

By:	/s/ Scott Staples
Name: Scott Staples
Title: Chief Executive Officer

SLP FASTBALL AGGREGATOR, L.P.

By: SLP V Aggregator GP, L.L.C., its general partner

By: Silver Lake Technology Associates V, L.P., its managing member

By: SLTA V (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Joseph Osnoss
Name: Joseph Osnoss
Title: Managing Director

Accepted

J.P. MORGAN SECURITIES LLC

By:	/s/ Blair Seideman
Name: Blair Seideman
Title: Executive Director

SCHEDULE I

Name and Address of Selling Stockholder	Number of Shares of Stock
SLP Fastball Aggregator, L.P.; c/o Silver Lake Group, L.L.C., 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025 (a)	12,500,000

Total	12,500,000

(a)	This Selling Stockholder is represented by Simpson Thacher & Bartlett LLP.

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Stockholder

SLP Fastball Aggregator, L.P.

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1.	Public offering price: $22.20

2.	Number of Shares offered: 12,500,000

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus dated August 10, 2026, in the form filed by the Company with the Commission pursuant to Rule 433 under the Securities Act.

SCHEDULE V

TESTING THE WATERS MATERIALS

None

EXHIBIT A

LOCK-UP LETTER AGREEMENT

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

August 10, 2026

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Stock”) of Common Stock, par value $0.001 per share (the “Common Stock”), of First Advantage Corporation, a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Stock to the public (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, lend, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right that causes to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus relating to the Offering (such 30-day period, the “Lock-Up Period”).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of Common Stock or any other securities of the Company even if such Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Stock or other securities of the Company.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

(a) the pledge, hypothecation or other granting of a security interest in shares of Common Stock or securities convertible into or exchangeable for Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Common Stock or such securities;

(b) transactions relating to shares of Common Stock or other securities acquired in the Offering or in the open market after the completion of the Offering;

(c) bona fide gifts or for bona fide estate planning purposes; provided that it shall be a condition to any transfer pursuant to this clause (c) that the transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee were a party hereto;

(d) gifts, sales, distributions or other dispositions of shares of any class of the Company’s capital stock, in each case (A) that are made exclusively between and among the undersigned or members of the undersigned’s family or other dependents, or (B) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (2) as part of a distribution, transfer or disposition to members, partners, shareholders or other equity holders of the undersigned; provided that it shall be a condition to any transfer pursuant to this clause (d) that any transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee were a party hereto, and provided further that in the case of any transfer or distribution pursuant to clause (B), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution, shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(e) transfers by will or other testamentary document, or intestacy;

(f) if the undersigned is a trust, transfers to the grantor or beneficiary of such trust; provided that it shall be a condition to any transfer pursuant to this clause (f) that the transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee were a party hereto;

(g) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (c) through (f) above provided that it shall be a condition to any transfer pursuant to this clause (g) that the transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee were a party hereto;

(h) the cashless exercise or surrender of warrants, the conversion of preferred stock or the cashless exercise or surrender of stock options or settlement of restricted stock units or other equity awards granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion;

(i) transfers to the Company to the extent necessary to fund the exercise price of options held by the undersigned and the payment of taxes due with respect to the exercise, vesting, or lapse of substantial risk of forfeiture or other similar taxable event, of restricted stock, restricted stock units, stock options or other rights to purchase or receive shares of Common Stock pursuant to the Company’s stock option/equity incentive plans disclosed in the Prospectus relating to the Offering;

(j) transfers to the Company or its subsidiaries upon death, disability or termination of employment of the undersigned;

(k) tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock involving a “change of control” (as defined below) of the Company (provided that if such transaction is not consummated, the undersigned’s shares of Common Stock shall remain subject to the restrictions set forth herein). For purposes of this clause (k), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company;

(l) transfers pursuant to an order of a court or regulatory agency (for purposes of this Lock-Up Letter Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such section and the related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency;

(m) transfers to the Company pursuant to any call or put provisions of existing employment agreements and equity grant documents; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such section and the related rules and regulations, the reason for such disposition and that such transfer was solely to the Company;

(n) transfers of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, pursuant to any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”), or the establishment of a Rule 10b5-1 Plan; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof) other than pursuant to a Rule 10b5-1 Plan in effect on the date hereof; provided further, that if any filing, report or announcement shall be legally required during the Lock-Up Period to report such sales, such filing, report or announcement shall clearly indicate that such Common Stock or securities were transferred, sold or otherwise disposed of pursuant to such plan;

(o) any demands or requests for, exercises of any right with respect to, or taking of any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period; and

(p) the distribution of Stock by the undersigned in one or more distributions in kind to the partners, members or equityholders of the undersigned and/or its affiliates of up to 4,200,000 shares of Stock.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriter notifies the Company that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholder named therein and the Underwriter.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

This Lock-Up Letter Agreement shall automatically terminate upon the termination of the Underwriting Agreement before the sale of any Stock to the Underwriter.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: